UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2026

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Private Offering of New Share Classes

Sculptor Diversified Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), intends to conduct a private offering of new classes of common stock. In connection with the private offering, the board of directors of the Company (the “Board”) approved the authorization, designation and offering of the Company’s Class II common stock (the “Class II Common Shares”) and Class SII common stock (the “Class SII Common Shares”), each with a par value of $0.01 per share (collectively, the “New Share Classes”). The preferences, rights, voting powers, restrictions, qualifications and terms and conditions of redemption for the New Share Classes are substantially similar to the rights, preferences and terms for each of the Company’s existing classes of common stock, including the same proportional rights to the Company’s assets. In connection with the designation of the New Share Classes, the Company amended certain of its documents as described below.

Eighth Amended and Restated Advisory Agreement

On October 21, 2026, the Company entered into the Eighth Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, Sculptor Diversified REIT Operating Partnership LP (the “Operating Partnership”) and Sculptor Advisors LLC (the “Adviser”) to, among other things, make certain updates to reflect the designation of the New Share Classes.

Fourth Amended and Restated Limited Partnership Agreement of Sculptor Diversified REIT Operating Partnership LP

On October 21, 2026, the Company entered into the Fourth Amended and Restated Limited Partnership Agreement (the “OP Agreement”) for the Operating Partnership by and among the Company, Sculptor Diversified REIT Special Limited Partner LP and the limited partners party thereto, to make certain updates to reflect the designation of the New Share Classes and corresponding units of the Operating Partnership.

The foregoing summary descriptions of the Advisory Agreement and the OP Agreement do not purport to be complete and are qualified in their entirety by reference to the Advisory Agreement and the OP Agreement, copies of which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment and Articles Supplementary

In connection with the designation and offering of the New Share Classes, on October 23, 2026, the Company filed Articles of Amendment (the “Articles of Amendment”) to its charter with the Maryland State Department of Assessments and Taxation (“SDAT”) to increase the number of shares of capital stock that the Company has authority to issue to 2,600,000,000 and the number of shares of common stock, par value $0.01 per share, that the Company has authority to issue to 2,500,000,000. Immediately following the filing of the Articles of Amendment, the Company filed with SDAT Articles Supplementary (the “Articles Supplementary” and, together with the Articles of Amendment, the “Charter Amendments”) to its charter, pursuant to which the Company classified and designated the following authorized but unissued shares of common stock: 100,000,000 as Class II Common Shares and 100,000,000 as Class SII Common Shares.

The foregoing descriptions of the Articles of Amendment and Articles Supplementary do not purport to be complete and are qualified in their entirety by reference to the Articles of Amendment and Articles Supplementary, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Except as described in this Current Report on Form 8-K, the Charter Amendments did not amend, alter or modify any other terms or provisions of the Company’s charter.

Item 8.01. Other Events.

Share Repurchase Plan

Effective October 21, 2026, the Board amended and restated the Company’s share repurchase plan (the “Share Repurchase Plan”) to incorporate the New Share Classes.
The foregoing summary description of the Share Repurchase Plan does not purport to be complete and is qualified in its entirety by reference to the Share Repurchase Plan, a copy of which is filed as Exhibits 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description
3.1	Articles of Amendment, dated October 21, 2026
3.2	Articles Supplementary, dated October 21, 2026
4.1	Amended and Restated Share Repurchase Plan, effective October 21, 2026
10.1	Eighth Amended and Restated Advisory Agreement, dated October 21, 2026, by and among Sculptor Diversified Real Estate Income Trust, Inc., Sculptor Diversified REIT Operating Partnership LP and Sculptor Advisors LLC
10.2	Fourth Amended and Restated Limited Partnership Agreement of Sculptor Diversified REIT Operating Partnership LP, dated October 21, 2026, by and among Sculptor Diversified Real Estate Income Trust, Inc., Sculptor Diversified REIT Special Limited Partner LP and other limited partners party thereto from time to time
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Anthony Boni
Name:	Anthony Boni
Title:	Chief Financial Officer

Date:	October 26, 2026